EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2020

NEW YORK, Feb. 09, 2021 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the first fiscal quarter ended December 31, 2020.

HIGHLIGHTS
Quarter ended December 31, 2020
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,067.3
PSSL investment portfolio	$382.2
Net assets	$492.4
GAAP net asset value per share	$12.70
Increase GAAP net asset value per share	3.2%
Adjusted net asset value per share (2)	$12.32
Increase in adjusted net asset value per share (2)	4.3%

Credit Facility	$253.3
2023 Notes	$106.6
2031 Asset-Backed Debt	$225.0
Regulatory Debt to Equity	1.26x
Regulatory Net Debt to Equity (3)	1.20x
GAAP Net Debt to Equity (4)	1.13x

Yield on debt investments at quarter-end	7.5%

Operating Results:
Net investment income	$10.1
Net investment income per share	$0.26
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$67.0
Sales and repayments of investments	$109.6

Number of new portfolio companies invested	5
Number of existing portfolio companies invested	17
Number of ending portfolio companies	100

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(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $169.4 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $14.8 million unrealized loss on our multi-currency senior secured revolving credit facility, as amended and restated, with Truist Bank (formerly SunTrust Bank) and other lenders, or the Credit Facility, and our 4.3% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $28.5 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $14.8 million unrealized loss on the Credit Facility and the 2023 Notes net of $28.5 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 10, 2021

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, February 10, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 239-9838 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2551. All callers should reference conference ID #2336989 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 24, 2021 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2336989.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the strong performance of our portfolio this past quarter including our meaningful increase in net asset value,” said Arthur Penn, Chairman and CEO. “We are also pleased with the efficient, low cost CLO financing completed in late January for our PSSL joint venture. This long-term financing is well matched to the underlying asset base and also sets the joint venture up for growth. We believe that the combination of a growing PSSL joint venture, the rotation of equity positions into yield generating debt instruments and a growing, more optimized PFLT balance sheet should position the Company well for increased income over time.”

As of December 31, 2020, our portfolio totaled $1,067.3 million, which consisted of $931.2 million of first lien secured debt (including $126.5 million in PSSL), $25.6 million of second lien secured debt and $110.5 million of preferred and common equity (including $42.9 million in PSSL). Our debt portfolio consisted of 98% variable-rate investments. As of December 31, 2020, we had two portfolio companies on non-accrual, representing 2.3% and 1.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $7.1 million. Our overall portfolio consisted of 100 companies with an average investment size of $10.7 million, had a weighted average yield on debt investments of 7.5%, and was invested 87% in first lien secured debt (including 12% invested in PSSL), 3% in second lien secured debt and 10% in preferred and common equity (including 4% in PSSL). As of December 31, 2020, 97% of the investments held by PSSL were first lien secured debt. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

As of September 30, 2020, our portfolio totaled $1,086.9 million, which consisted of $968.6 million of first lien secured debt (including $125.4 million in PSSL), $29.9 million of second lien secured debt and $88.4 million of preferred and common equity (including $39.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2020, we had three portfolio companies on non-accrual, representing 2.1% and 1.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $29.9 million. Our overall portfolio consisted of 102 companies with an average investment size of $10.7 million, had a weighted average yield on debt investments of 7.3%, and was invested 89% in first lien secured debt (including 12% in PSSL), 3% in second lien secured debt and 8% in preferred and common equity (including 4% in PSSL). As of September 30, 2020, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended December 31, 2020, we invested $67.0 million in five new and 17 existing portfolio companies with a weighted average yield on debt investments of 7.6%. Sales and repayments of investments for the three months ended December 31, 2020 totaled $109.6 million.

For the three months ended December 31, 2019, we invested $239.4 million in 10 new and 31 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the three months ended December 31, 2019 totaled $143.7 million.

PennantPark Senior Secured Loan Fund I LLC

As of December 31, 2020, PSSL’s portfolio totaled $382.2 million, consisted of 42 companies with an average investment size of $9.1 million and had a weighted average yield on debt investments of 7.0%. As of September 30, 2020, PSSL’s portfolio totaled $393.0 million, consisted of 45 companies with an average investment size of $8.7 million and had a weighted average yield on debt investments of 6.8%.

For the three months ended December 31, 2020, PSSL invested $15.4 million (of which zero was purchased from the Company) in no new and five existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the three months ended December 31, 2020 totaled $30.6 million.

For the three months ended December 31, 2019, PSSL invested $69.1 million (of which $68.9 million was purchased from the Company) in eight new and one existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSSL’s sales and repayments of investments for the three months ended December 31, 2019 totaled $66.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2020 and 2019.

Investment Income

Investment income for the three months ended December 31, 2020 was $20.7 million, which was attributable to $18.7 million from first lien secured debt and $2.0 million from other investments. This compares to investment income for the three months ended December 31, 2019 of $24.6 million, which was attributable to $22.4 million from first lien secured debt and $2.2 million from other investments. The decrease in investment income compared to the same period in the prior year was primarily due to a decrease in the London Inter-bank Offered Rate, or LIBOR.

Expenses

Expenses for the three months ended December 31, 2020 totaled $10.6 million. Base management fee for the same period totaled $2.7 million, incentive fee totaled $1.8 million, debt related interest and expenses totaled $5.3 million, general and administrative expenses totaled $0.7 million, and provision for taxes totaled $0.1 million. This compares to expenses for the three months ended December 31, 2019, which totaled $13.5 million. Base management fee for the same period totaled $2.8 million, incentive fee totaled $2.3 million, debt related interest and expenses totaled $7.3 million, general and administrative expenses totaled $1.0 million, and provision for taxes totaled $0.1 million. The decrease in expenses for the three months ended December 31, 2020 compared to the same period in the prior year was primarily due to a decrease in debt related interest and expenses.

Net Investment Income

Net investment income totaled $10.1 million, or $0.26 per share, for the three months ended December 31, 2020. Net investment income totaled $11.1 million, or $0.29 per share, for the three months ended December 31, 2019. The change in net investment income compared to the same period in the prior year was primarily due to lower investment income, partially offset by a reduction in expenses in the current period.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2020 totaled $109.6 million and net realized losses totaled $2.8 million. Sales and repayments of investments for the three months ended December 31, 2019 totaled $143.7 million and net realized gains totaled $1.0 million. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended December 31, 2020, we reported net change in unrealized appreciation on investments of $22.8 million. For the three months ended December 31, 2019, we reported net change in unrealized depreciation on investments of $3.5 million. As of December 31, 2020 and September 30, 2020, our net unrealized depreciation on investments totaled $7.1 million and $29.9 million, respectively. The net change in unrealized appreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC), as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

For the three months ended December 31, 2020 and 2019, the Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) depreciation of ($4.0) million and $1.4 million, respectively. As of December 31, 2020 and September 30, 2020, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $14.8 million and $18.8 million, respectively. The net change in net unrealized (appreciation) depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $26.1 million, or $0.67 per share, for the three months ended December 31, 2020. This compares to a net change in net assets resulting from operations of $10.0 million, or $0.26 per share, for the three months ended December 31, 2019. The increase in net assets from operations compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC), as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the three months ended December 31, 2020 and 2019, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 3.3% and 4.5%, respectively. As of December 31, 2020 and September 30, 2020, we had $263.1 million and $211.4 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2020 and September 30, 2020, our wholly owned subsidiary, PennantPark Floating Rate Funding I, LLC, borrowed $256.9 million and $308.6 million under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.2% and 2.2%, exclusive of the fee on undrawn commitments as of December 31, 2020 and September 30, 2020, respectively.

As of December 31, 2020 and September 30, 2020, we had cash and cash equivalents of $28.5 million and $57.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $55.5 million for the three months ended December 31, 2020, and our financing activities used cash of $83.5 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily to pay down our Credit Facility and the 2023 Notes.

Our operating activities used cash of $66.1 million for the three months ended December 31, 2019 and our financing activities provided cash of $58.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from draws on our Credit Facility, partially offset by distributions paid to stockholders.

RECENT DEVELOPMENTS

On January 27, 2021, PSSL, through its wholly-owned and consolidated subsidiary, PennantPark CLO II, Ltd., closed a three-year reinvestment period, eleven-year final maturity $300.7 million debt securitization in the form of a collateralized loan obligation consisting of the following classes of notes: Class A-1 Notes, Class A-1 Loans, Class A-2 Notes, Class B-1 Notes, Class B-2 Notes, Class C Notes, Class D Notes, Class E Notes and Subordinated Notes, or the Debt. PSSL will retain all of the Class E Notes and Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in January 2024 and the Debt is scheduled to mature in January 2032. The term debt securitization is expected to be approximately 95% funded at close. The proceeds from the Debt were used to repay a portion of the PSSL Credit Facility, as well as repay the $50.0 million senior secured promissory note issued by PSSL. Additionally, in conjunction with the closing of this transaction PSSL’s $325.0 million senior secured revolving credit facility with Capital One, N.A. was terminated and replaced with a new $125.0 million senior secured revolving credit facility provided by Ally Bank. The Ally Bank credit facility has an interest rate spread above LIBOR (or an alternative risk-free floating interest rate index) of 260 basis points, a LIBOR floor of 25 basis points, a maturity date of January 26, 2026 and a revolving period that ends on January 26, 2024.

Effective January 19, 2021, we reduced the size of the Credit Facility from $520 million to $400 million in order to reduce the cost of the unused facility fees.

DISTRIBUTIONS

During both the three months ended December 31, 2020 and 2019, we declared distributions of $0.285 per share for total distributions of $11.1 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2020	September 30, 2020
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$848,575,368 and $915,874,757, respectively)	$868,035,566	$910,552,309
Non-controlled, affiliated investments (cost—$22,908,099 and $21,964,181, respectively)	7,356,141	11,086,834
Controlled, affiliated investments (cost—$202,994,878 and $179,112,500, respectively)	191,953,675	165,289,324
Total of investments (cost—$1,074,478,345 and $1,116,951,438, respectively)	1,067,345,382	1,086,928,467
Cash and cash equivalents (cost—$28,487,798 and $57,534,421, respectively)	28,488,111	57,511,928
Interest receivable	2,820,458	3,673,502
Prepaid expenses and other assets	186,656	173,318
Total assets	1,098,840,607	1,148,287,215
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	9,578,076	3,800,000
Credit Facility payable, at fair value (cost—$256,900,000 and $308,598,500, respectively)	253,303,400	299,047,275
2023 Notes payable, at fair value (par—$117,792,879 and $138,579,858, respectively)	106,567,218	129,295,008
2031 Asset-Backed Debt, net (par—$228,000,000 and $228,000,000, respectively)	225,024,045	224,866,334
Interest payable on debt	1,891,525	3,601,479
Base management fee payable	2,716,172	2,776,477
Performance-based incentive fee payable	1,761,874	2,071,622
Accrued other expenses	1,964,011	1,875,281
Total liabilities	606,489,668	671,016,823
Commitments and contingencies
Net assets
Common stock, 38,772,074 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,151,528	538,151,528
Distributable income	(45,839,361)	(60,919,908)
Total net assets	$492,350,939	$477,270,392
Total liabilities and net assets	$1,098,840,607	$1,148,287,215
Net asset value per share	$12.70	$12.31

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2020	2019
Investment income:
From non-controlled, non-affiliated investments:
Interest	$15,301,431	$18,909,894
Other income	881,785	773,103
From non-controlled, affiliated investments:
Interest	96,462	225,353
Other income	20,307	—
From controlled, affiliated investments:
Interest	2,662,876	3,155,324
Dividend	1,575,000	1,575,000
Other income	195,630	—
Total investment income	20,733,491	24,638,674
Expenses:
Base management fee	2,716,172	2,830,159
Performance-based incentive fee	1,761,874	2,315,834
Interest and expenses on debt	5,341,340	7,307,264
Administrative services expenses	300,000	350,000
Other general and administrative expenses	400,000	616,077
Expenses before provision for taxes	10,519,386	13,419,334
Provision for taxes	100,000	100,000
Total expenses	10,619,386	13,519,334
Net investment income	10,114,105	11,119,340
Realized and unrealized gain (loss) on investments and debt:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(1,707,698)	1,012,313
Controlled and non-controlled, affiliated investments	(1,052,048)	—
Net realized (loss) gain on investments	(2,759,746)	1,012,313
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	22,537,278	2,379,358
Controlled and non-controlled, affiliated investments	252,766	(5,899,705)
Debt (appreciation) depreciation	(4,013,815)	1,361,588
Net change in unrealized appreciation (depreciation) on investments and debt	18,776,229	(2,158,759)
Net realized and unrealized gain (loss) from investments and debt	16,016,483	(1,146,446)
Net increase in net assets resulting from operations	$26,130,588	$9,972,894
Net increase in net assets resulting from operations per common share	$0.67	$0.26
Net investment income per common share	$0.26	$0.29

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.5 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Aviv Efrat PennantPark Floating Rate Capital Ltd. (212) 905-1000 www.pennantpark.com